Exhibit 10.1

June 27, 2012

Tile Shop Holdings, Inc.
1400 Carlson Parkway
Plymouth, MN 55441

JWC Acquisition Corp.
Bay Colony Corporate Center
North Entrance
1000 Winter Street, Suite 4300
Waltham, MA 02451

Re:	Sponsor Lock-up Agreement

Gentlemen:

This letter (“Letter Agreement”) is being delivered to Tile Shop Holdings, Inc. (“Holdings”) simultaneously with the execution and delivery of the Contribution and Merger Agreement dated June 27, 2012 by and among JWC Acquisition Corp., The Tile Shop, LLC, ILTS, LLC, Tile Shop, Inc., JWTS, Inc. and each of the other members of the Company, Nabron International, Inc., Holdings, TS Merger Subsidiary, Inc. and Peter Jacullo, in his capacity as Sellers’ Representative, as amended from time to time, (the “Definitive Agreement”) All capitalized terms used herein shall have the meaning set forth in the Definitive Agreement.

This Letter Agreement will become effective as of the Closing Date. In the event the Definitive Agreement is terminated at any time prior to the Closing Date, this Letter Agreement shall terminate without any further action by the parties hereto and no party hereto shall have any liability or further obligation to the other party to this Agreement. Upon the effectiveness of this Agreement, the letter agreements dated November 16, 2010 addressed to Buyer and signed by the undersigned shall be terminated and have no further force or effect. Upon the distribution by Sponsor of its Buyer Common Stock to its members and the consummation of the Transactions, the undersigned will hold shares of Holdings Common Stock which shall be subject to the restrictions set forth in this Letter Agreement.

1.            In order to induce Holdings to enter into the Definitive Agreement and to proceed with the Transactions and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with Holdings as follows:

(a)          Upon the effectiveness of this Agreement, the undersigned will hold in the aggregate 2,034,884 shares of Holdings Common Stock, of which (i) 1,744,187 shares of Holdings Common Stock will not be subject to return hereunder (the “Non-Earnout Shares”) and (ii) 290,697 shares of Holdings Common Stock, which shall be returned to Holdings for cancellation, at no cost, on the two-year anniversary of the Closing Date unless prior to such time (A) the last sales price of Holdings Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period; or (B) Holdings consummates a liquidation, merger, stock exchange or other similar transaction that results in all of the stockholders of Holdings having the right to exchange their shares of Holdings Common Stock for cash, securities or other property for an amount which equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) (the “Earnout Shares”).

(b)          Upon the effectiveness of this Agreement, the undersigned may hold Additional Closing Shares.

(c)          The undersigned acknowledges and agrees that until: (i) with respect to the Non-Earnout Shares and the Additional Closing Shares, one year after the Closing Date, or earlier if, subsequent to the Closing Date, the last sales price of Holdings Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date or if Holdings consummates a liquidation, merger, stock exchange or other similar transaction that results in all of the stockholders of Holdings having the right to exchange their shares of Holdings Common Stock for cash, securities or other property (the “Non-Earnout Lock-Up Period”), and (ii) with respect to the Earnout Shares, such date (A) within two years subsequent to the Closing Date, if ever, that the last sales price of Holdings Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date; or (B) Holdings consummates a liquidation, merger, stock exchange or other similar transaction that results in all of the stockholders of Holdings having the right to exchange their shares of Holdings Common Stock for cash, securities or other property that equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) (the “Earnout Lock-Up Period”); the undersigned shall not (A) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any such shares owned by him or her, whether any such transaction is to be settled by delivery of Holdings Common Stock or such other securities, in cash or otherwise, or (C) publicly announce any intention to effect any transaction specified in clause (A) or (B).

(d)          Notwithstanding the provisions contained in 1(c) herein, the undersigned may transfer the Non-Earnout Shares, the Additional Closing Shares and the Earnout Shares owned by him or her:

(i)          by gift or other transfer to a member of the undersigned’s immediate family or to a trust, corporation, partnership or limited liability company established for estate planning purposes, the beneficiaries, stockholders, partners or members of which are members of the undersigned’s immediate family or a charitable organization;

(ii)         by virtue of the laws of descent and distribution upon the death of the undersigned;

(iii)        pursuant to a qualified domestic relations order;

(iv)        to the stockholders, partners or members of the undersigned or a corporation, partnership or limited liability company that is a permitted transferee hereunder,

(v)         in the event that, subsequent to the Closing Date, Holdings consummates a merger, stock exchange or other similar transaction that results in all of its stockholders having the right to exchange their shares of Holdings Common Stock for cash, securities or other property;

provided, however, that, in the case of clauses (i) through (iv), these permitted transferees and any stockholder, partner or member thereof enter into a written agreement with Holdings agreeing to be bound by the forfeiture provisions and transfer restrictions in (a) and (c) herein.

(e)          Further, the undersigned agrees that after the Non-Earnout Lock-Up Period or Earnout Lock-Up Period has elapsed, the Non-Earnout shares, the Additional Closing Shares and the Earnout Shares owned by him or her shall only be transferable or saleable pursuant to a sale registered under the Securities Act or pursuant to an available exemption from registration under the Securities Act. Holdings and the undersigned each acknowledge that pursuant to that certain registration rights agreement entered into simultaneously with the execution and delivery of the Definitive Agreement, the undersigned may request that a registration statement relating to the Non-Earnout Shares, the Additional Closing Shares and the Earnout Shares be filed with the SEC prior to the end of the Non-Earnout Lock-Up Period or Earnout Lock-Up Period; provided, however, that such registration statement does not become effective prior to the end of the Non-Earnout Lock-Up Period or Earnout Lock-Up Period.

(f)          Holdings will direct each of the certificates evidencing the Non-Earnout Shares, the Additional Closing Shares and the Earnout Shares to be legended with the applicable transfer restrictions.

2.           The undersigned has full right and power, without violating any agreement to which he or she is bound and to enter into this Letter Agreement.

3.           This Letter Agreement, and the exhibits thereto, constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto.

4.           Neither party may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the undersigned and each of his or her heirs, personal representatives and assigns.

5.           This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parities hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

6.           Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by hand delivery or facsimile transmission.

7.           This Letter Agreement shall terminate on the expiration of the Non-Earnout Lock-Up Period or the Earnout Lock-Up Period, whichever is longer.

8.           This Letter Agreement may not be amended prior to the Closing Date without the written consent of Holdings.

[Signature page follows]

Sincerely,

/s/ John W. Childs
John W. Childs

/s/ Adam L. Suttin
Adam L. Suttin

/s/ William E. Watts
William E. Watts

/s/ Arthur P. Byrne
Arthur P. Byrne

/s/ Raymond B. Rudy
Raymond B. Rudy

/s/ Steven G. Segal
Steven G. Segal

/s/ David A. Fiorentino
David A. Fiorentino

/s/ Jeffrey J. Teschke
Jeffrey J. Teschke

/s/ Hemanshu Patel
Hemanshu Patel

SAWAYA CAPITAL PARTNERS, LLC

By:	/s/ Fuad Sawaya
Name:	Fuad Sawaya

[Signature Page to Sponsor Lock-up Agreement]

Acknowledged and Agreed:

TILE SHOP HOLDINGS, INC.

By:	/s/ Robert A. Rucker
	Name:	Robert A. Rucker
	Title:	President

JWC ACQUISITION CORP.

By:	/s/ Adam L. Suttin
Name: Adam L. Suttin
Title: President

[Signature Page to Sponsor Lock-up Agreement]